EXHIBIT 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London Los Angeles New York The Woodlands Washington, DC

February 14, 2008

Flotek Industries, Inc.

2930 West Sam Houston Parkway North, Suite 300

Houston, Texas 77043

Re: Flotek Industries, Inc. – The offering of $115,000,000 aggregate principal amount of its 5.25% Convertible Senior Notes due 2028

Ladies and Gentlemen:

We have acted as special counsel to Flotek Industries, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $115,000,000 principal amount of 5.25% Convertible Senior Notes due 2028 (the “Notes”) issued by the Company. The Notes are being guaranteed by each of CAVO Drilling Motors Ltd. Co., a Texas limited liability company (“CAVO”), CESI Chemical, Inc., an Oklahoma corporation (“CESI”), Flotek Paymaster, Inc., a Texas corporation (“Paymaster”), Material Translogistics, Inc., a Texas corporation (“MT”), Padko International Incorporated, an Oklahoma corporation (“Padko”), Petrovalve, Inc., a Delaware corporation (“Petrovalve”), SES Holdings, Inc., an Oklahoma corporation (“SES Holdings”), Sooner Energy Services, Inc., an Oklahoma corporation (“Sooner”), Spidle Sales & Service, Inc., an Utah corporation (“Spidle”), Teledrift Acquisition, Inc., a Delaware corporation (“Teledrift”), Trinity Tool, Inc., a Texas corporation (“Trinity Tool”), Turbeco, Inc., a Texas corporation (“Turbeco”), USA Petrovalve, Inc., a Texas corporation (“USA Petrovalve”, and together with CAVO, CESI, Paymaster, MT, Padko, Petrovalve, SES Holdings, Sooner, Spidle, Teledrift, Trinity Tool, and Turbeco, the “Guarantors”), pursuant to the guarantees (the “Guarantees”) included in the Indenture (as defined below). The Notes and the Guarantees are referred to herein collectively as the “Securities.” The Company and the Guarantors are referred to collectively herein as the “Obligors.” The Company, CAVO, Paymaster, MT, Petrovalve, Teledrift, Trinity Tool, Turbeco and USA Petrovalve are referred to collectively herein as the “Texas and Delaware Obligors”.

The Notes and the related Guarantees are being issued under an Indenture, dated as of February 14, 2008 (the “Base Indenture”), among the Company, the Guarantors and American Stock Transfer & Trust Company, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of February 14, 2008 (the “First Supplemental Indenture”), among the Company, the Guarantors and the Trustee. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referenced herein as the “Indenture.”

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February 14, 2008

The Notes are being sold pursuant to an Underwriting Agreement, dated as of February 11, 2008 (the “Underwriting Agreement”), among the Company, the Guarantors, Bear, Stearns & Co. Inc. (the “Underwriter”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In arriving at the opinions expressed below, we have examined the following:

(i) the registration statement on Form S-3 (File No. 333-148384), as amended by Post-Effective Amendment No. 1, relating to securities to be issued by the Company and the Guarantors from time to time, including the Securities, filed by the Obligors under the Securities Act with the Securities and Exchange Commission (the “SEC”) on February 5, 2008, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(ii) the preliminary prospectus supplement dated February 5, 2008, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such preliminary prospectus supplement, together with the Base Prospectus, being referred to as the “Preliminary Prospectus”);

(iii) the prospectus supplement dated February 11, 2008, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(iv) the term sheet dated February 11, 2008 relating to the Securities filed with the SEC as a free writing prospectus pursuant to Rule 433 of the Rules and Regulations on February 11, 2008;

(v) each of the Company’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(vi) the Underwriting Agreement;

(vii) the Indenture;

(viii) the form of the Notes;

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(ix) Copies of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each in effect on the date hereof and on the dates of the resolutions set forth immediately below;

(x) Resolutions of the Board of Directors of the Company, dated February 1, 2008, February 3, 2008 and February 11, 2008;

(xi) Resolutions of the Managers of CAVO, dated February 1, 2008, with respect to the Guarantees;

(xii) Copies of the Articles of Organization and Regulations of CAVO, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xiii) Resolutions of the Board of Directors of CESI, dated February 1, 2008, with respect to the Guarantees;

(xiv) Copies of the Restated Certificate of Incorporation and Bylaws of CESI, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xv) Resolutions of the Board of Directors of Paymaster, dated February 1, 2008, with respect to the Guarantees;

(xvi) Copies of the Articles of Incorporation and Bylaws of Paymaster, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xvii) Resolutions of the Board of Directors of MT, dated February 1, 2008, with respect to the Guarantees;

(xviii) Copies of the Articles of Incorporation and Bylaws of MT, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xix) Resolutions of the Board of Directors of Padko dated February 1, 2008, with respect to the Guarantees;

(xx) Copies of the Certificate of Incorporation and Bylaws of Padko, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxi) Resolutions of the Board of Directors of Petrovalve, dated February 1, 2008, with respect to the Guarantees;

(xxii) Copies of the Certificate of Incorporation, as amended, and Bylaws of Petrovalve, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxiii) Resolutions of the Board of Directors of SES Holdings dated February 1, 2008, with respect to the Guarantees;

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(xxiv) Copies of the Amended Certificate of Incorporation and Bylaws of SES Holdings, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxv) Resolutions of the Board of Directors of Sooner, dated February 1, 2008, with respect to the Guarantees;

(xxvi) Copies of the Amended Certificate of Incorporation and Bylaws of Sooner, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxvii) Resolutions of the Board of Directors of Spidle dated February 1, 2008, with respect to the Guarantees;

(xxviii) Copies of the Articles of Incorporation and Bylaws of Spidle, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxix) Resolutions of the Board of Directors of Teledrift, dated February 1, 2008, with respect to the Guarantees;

(xxx) Copies of the Certificate of Incorporation and Bylaws of Teledrift, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxxi) Resolutions of the Board of Directors of Trinity Tool, dated February 1, 2008, with respect to the Guarantees;

(xxxii) Copies of the Articles of Incorporation and Bylaws of Trinity Tool, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxxiii) Resolutions of the Board of Directors of Turbeco, dated February 1, 2008, with respect to the Guarantees;

(xxxiv) Copies of the Articles of Incorporation, as amended, and Bylaws of Turbeco, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxxv) Resolutions of the Board of Directors of USA Petrovalve, dated February 1, 2008, with respect to the Guarantees;

(xxxvi) Copies of the Articles of Incorporation and Bylaws of USA Petrovalve, each in effect on the date hereof and on the date of the resolutions set forth immediately above;

(xxxvii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of

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all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Texas and Delaware Obligors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that the form and terms of such Securities, the issuance, sale and delivery thereof by the Company and the Guarantors, and the incurrence and performance of the Company’s and Guarantors’ obligations thereunder or in respect thereof (including, without limitation, their respective obligations under the Indenture with respect to the Notes and the Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon the Company and the Guarantors, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company.

2. When the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantors.

Our opinions in paragraphs 1 and 2 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Securities. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and to the reference to this firm under the heading “Legal Matters”

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in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act or the Rules and Regulations with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Andrews Kurth LLP